UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2010

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore	554910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2010, the Board of Directors of Kulicke and Soffa Industries, Inc. (the “Company”) appointed Jonathan H. Chou, the Company’s Senior Vice President and Chief Financial Officer, to replace Ran Bareket as Principal Accounting Officer of the Company. Mr. Chou was appointed to his positions of Senior Vice President and Chief Financial Officer on November 16, 2010 and he assumed these roles effective December 13, 2010. For a description of Mr. Chou’s previous work experience and the terms of his employment, please refer to the Company’s Current Report on Form 8-K dated November 16, 2010, which is incorporated herein by reference.

Additionally, on December 23, 2010, the Company entered into Change of Control Agreements (the “Agreements”) with Bruno Guilmart, the Company’s President and Chief Executive Officer, and Mr. Chou. These Agreements are substantially similar to the Agreements the Company has entered into with its other executive officers, except that Mr. Guilmart’s Agreement provides a benefit multiple of 2.0 and a continuation for 24 months. Mr. Guilmart’s Agreement also clarifies that the six-month waiting period for severance payments to begin applies only to executives who are U.S. taxpayers and therefore subject to § 409A of the Internal Revenue Code, as amended, and the Treasury Regulations issued thereunder, as Mr. Guilmart is currently not a U.S. taxpayer. The description of the Agreements is qualified in its entirety by reference to the Form of Change of Control Agreement included hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Change of Control Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated March 25, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

December 23, 2010	By:	/s/ David J. Anderson
	Name:	David J. Anderson
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change of Control Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated March 25, 2009).